Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated November 3, 2020, relating to the balance sheet of FoxWayne Enterprises Acquisition Corp. as of October 15, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 17, 2020 (inception) through October 15, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2020